Exhibit 4.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Execution Version

CARA THERAPEUTICS, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of August 20, 2019 by and among CARA THERAPEUTICS, INC., a Delaware corporation (the “Company”), on the one hand, and ENTERIS BIOPHARMA, INC., a Delaware corporation (“Enteris”) and EBP HOLDCO LLC, a Delaware limited liability company (“EBP”), on the other hand. Each of Enteris and EBP may be referred to herein individually as a “Purchaser”, and collectively as the “Purchasers”. Each of the Company, Enteris and EBP may be referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, in connection with that certain License Agreement entered into by the Company and Enteris concurrently with this Agreement (the “License Agreement”), the Company desires to sell and issue to Enteris and Enteris desires to purchase and acquire shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions hereinafter set forth; and

WHEREAS, pursuant to the License Agreement, the Company may, in certain circumstances, issue additional shares of Common Stock as partial consideration for its exercise of a right to terminate its obligation to pay royalties to Enteris, and the Parties desire to set forth herein the terms and conditions with respect to the potential issuance of such additional shares of Common Stock.

AGREEMENT

NOW, THEREFORE, IT IS AGREED between the Parties as follows:

1. Purchase and Sale of Common Stock.

(a) Upfront Payment. In accordance with Section 6.1 of the License Agreement, Enteris hereby agrees that it shall purchase and acquire from the Company, and the Company hereby agrees to sell and issue to Enteris an aggregate of 170,793 shares of Common Stock (the “Upfront Stock”), as partial consideration for the grant by Enteris to the Company of the license in Section 2.1 of the License Agreement. The closing of such purchase and sale of the Stock hereunder (the “Closing”) shall occur at the offices of the Company immediately following the execution of this Agreement or at such other time and place as the Parties may mutually agree. At the Closing, the Company shall deliver (or cause to be delivered) to Enteris and, to the extent so requested by Enteris, EBP a statement evidencing the book entry of the Upfront Stock in the name of Enteris and, if applicable, EBP on the records of the Company’s transfer agent for the Common Stock, and Enteris and, if applicable, EBP shall deliver to the Company a completed, executed lockup agreement in favor of the underwriters of the Company’s July 2019 public offering in the form attached hereto as Exhibit A.

(b) Buyout Shares. If the Company elects to exercise its option to pay to Enteris and its designees a Royalty Buyout (as defined in the License Agreement) in accordance with Section 6.5(c) of the License Agreement and elects to issue shares of Common Stock in partial satisfaction of the Royalty Buyout as provided in Section 6.5(c)(iii) of the License Agreement, then within [***] of delivery of the notice to Enteris described in Section 6.5(c) of the License Agreement and the delivery of a similar notice to EBP on the same date (the date of the delivery of such notices, the “Exercise Date”), the Company shall (i) issue to Enteris and, to the extent so directed by Enteris, , EBP an aggregate number of shares of Common Stock equal to (A) 50% of the amount of the Royalty Buyout, divided by (B) the 30-day volume-weighted average price for one (1) share of the Common Stock as of the date immediately prior to the delivery of such notice (the “Buyout Stock” and, collectively with the Upfront Stock, the “Stock”) and (ii) deliver (or cause to be delivered) to Purchasers a statement evidencing the book entry of the Buyout Stock in the names of Purchasers on the records of the Company’s transfer agent for the Common Stock. Promptly following receipt of the exercise notices from the Company to the Purchasers, Purchasers shall jointly notify the Company as to the allocation of the Buyout Stock between the Purchasers.

(c) Payment for the Stock. The Company acknowledges and agrees that it has received payment in full for the Stock as of the date of this Agreement and that no additional consideration shall be required for the issuance of the Upfront Stock on the date of this Agreement or the issuance of the Buyout Stock (within [***] of the Exercise Date or otherwise).

2. Limitations on Transfer. Aside from the assignment of some or all of its interest in the Upfront Stock to EBP, neither Purchaser shall assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock except in compliance with applicable securities laws. The Company acknowledges and agrees that Enteris may distribute in kind a portion of the Upfront Stock otherwise issuable to Enteris to EBP without the need for any additional documentation or steps, except for the request from Enteris (regarding the distribution) and the execution of a lock-up agreement pursuant to Section 1(a) above. In the event of a transfer of the Stock other than a sale pursuant to a Registration Statement or a sale pursuant to Rule 144 promulgated under the Securities Act, including, without limitation, in the case of a distribution in-kind, the Company may require an opinion of counsel to the transferor that the proposed transfer of the Stock may be consummated without registration under the Securities Act as a condition of permitting such transfer. Subject to the foregoing, the Company further agrees to take such steps as are reasonable and appropriate to facilitate the prompt transfer of Stock to any affiliate of a Purchaser in accordance with Section 9 hereof, including without limitation such steps as are necessary or appropriate with the Company’s transfer agent and counsel. As a condition of any transfer of any interest in Stock on or before [***], the transferee of such Stock or any interest therein shall be required to deliver to the Company an executed lockup agreement in favor of the representatives of the underwriters of the Company’s July 2019 public offering in the form attached hereto as Exhibit A.

2.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

3. Restrictive Legend. Except to the extent otherwise set forth in Section 4(a)(iii) with respect to the Buyout Stock, all certificates and/or transfer agent book entry positions representing the Stock issued by the Company to a Purchaser hereunder shall have endorsed thereon a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR A CUSTOMARY OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

The Company shall cause (at the sole cost and expense of the Company, including the costs associated with all opinions of counsel) the legend set forth above to be removed promptly from each of the certificates and/or transfer agent book entry positions evidencing any shares of Stock that (i) are sold pursuant to a Registration Statement or in a transaction exempted from registration under the Securities Act pursuant to Rule 144 promulgated thereunder, or (ii) are eligible to be sold pursuant to Rule 144 under the Securities Act without any restrictions.

4. Registration Rights.

(a) The Company shall use commercially reasonable efforts to effect the registration and the sale of the Registrable Upfront Securities (as defined below) and the Registrable Buyout Securities (as defined below) in accordance with the intended method of disposition (as expressly set forth on Exhibit B hereto) thereof, and pursuant thereto the Company shall as expeditiously as possible undertake the following:

(i) Promptly following the Closing, but no later than 9:30 AM EDT, [***] (the “Upfront Filing Deadline”), the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (a “Registration Statement”) covering the resale of the Upfront Stock (the “Registrable Upfront Securities”), provided that a share of the Upfront Stock shall cease to be a Registrable Upfront Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or (B) the date as of which the holder(s) of the Registrable Upfront Securities included in such registration are able to sell all of the Registrable Upfront Securities included in such registration in compliance with Rule 144 under the Securities Act without any restrictions. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Upfront Securities.

(ii) Promptly following the Exercise Date, but no later than [***] after the Exercise Date (the “Buyout Filing Deadline”), the Company shall prepare and file with the SEC a Registration Statement covering the resale of the Buyout Stock (the “Registrable Buyout Securities” and, collectively with the Registrable Upfront Securities, the “Registrable

3.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Securities”), provided that a share of the Buyout Stock shall cease to be a Registrable Buyout Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or (B) the date as of which the holder(s) of the Registrable Buyout Securities included in such registration are able to sell all of the Registrable Buyout Securities included in such registration in compliance with Rule 144 under the Securities Act without any restrictions. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Buyout Securities. To the extent a Registration Statement associated with the Registrable Buyout Securities is not effective on or before the Buyout Filing Deadline, the Company shall promptly (but in no more than [***]) repurchase from Purchasers the Registrable Buyout Securities for a cash payment equal to one-half of the Royalty Buyout.

(iii) The Company may, but shall not be required to, request from the staff of the Division of Corporation Finance of the SEC (the “Staff”) a no action position with respect to the date of the commencement of the holding period under Rule 144(d) of the Securities Act for the Buyout Stock. To the extent that the Company receives such position from the Staff, if the Buyout Stock shall be eligible for sale without restriction by Purchasers pursuant to Rule 144, including without any manner of sale or volume limitations, and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act, on or before the Buyout Filing Deadline, (A) the Company shall have no obligation to file a Registration Statement pursuant to this Section 4(a)(ii), and (B) the certificates and/or transfer agent book entry positions representing the Buyout Stock shall be free of restrictive legends.

(b) The Company will pay all expenses associated with each Registration Statement, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold. The Purchasers shall be responsible for the fees of their own counsel, if any, incurred in connection with each Registration Statement.

(c) The Company shall use commercially reasonable efforts to cause the Registration Statement associated with the Registrable Upfront Securities to become automatically effective upon filing with the SEC on or prior to the Upfront Filing Deadline. In the event the Registration Statement associated with the Registrable Upfront Securities is not effective with the SEC on or prior to 9:30 am (Eastern time) on [***] and the dates [***] after [***] (and every [***] thereafter until effective), the Company shall promptly pay to Purchasers on each such date either [***].

(d) The Company shall notify each Purchaser by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is automatically effective and shall simultaneously provide each Purchaser with copies of the Registration Statement and any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby and thereafter shall promptly provide copies of all amendments, supplements and all other documents as shall be reasonably requested by any Purchaser in order to facilitate the disposition of the Registrable Securities owned by such holder(s).

4.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

(e) The Company shall submit to each Purchaser for review and comment any disclosure in each Registration Statement and all amendments and supplements thereto (other than prospectus supplements that consist only of a copy of a filed Form 10-K, Form 10-Q or a Current Report on Form 8-K or any amendment as a result of the Company’s filing of a document that is incorporated by reference into a Registration Statement) containing information provided by a Purchaser for inclusion in such document and any descriptions or disclosure regarding a Purchaser, this Agreement or the License Agreement at least [***] prior to their filing with the SEC, and not file any document in a form to which a Purchaser reasonably and timely objects. Each Purchaser shall use commercially reasonably efforts to comment upon any Registration Statement or any amendments or supplements thereto within [***] from the date the Purchaser receives the final version thereof. Within [***] from the date hereof (with respect to the Upfront Stock) and within [***] from the date of each Purchaser’s receipt of an exercise notice from the Company regarding its right to a Royalty Buyout (as such term is defined in the License Agreement) with respect to the Buyout Stock, the Purchaser shall complete and deliver to the Company a Selling Stockholder Questionnaire in the form attached hereto as Exhibit C; provided, however, the Company’s sole remedy for a Purchaser’s failure to complete and deliver to the Company a Selling Stockholder Questionnaire in such timeframe shall be a delay in the timing of the Company’s registration obligations hereunder: The timing of the Company’s obligations to file and cause to become effective any Registration Statement or post-effective amendment thereto, pursuant to the terms of this Agreement, are expressly conditioned on the Purchasers’ respective timely compliance with the foregoing obligations and, to the extent of any delay by any Purchaser in complying with such obligations, the Company’s obligations hereunder shall be correspondingly extended. The Company shall furnish to each Purchaser, without charge, any correspondence from the SEC or the Staff to the Company or its representatives relating to any Registration Statement.

(f) The Company shall use reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller of Registrable Securities (provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(f), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction).

(g) At the reasonable request of a Purchaser, at the Company’s expense, subject to such Purchaser’s provision to the Company of any information that the Company may reasonably request in connection therewith (including without limitation a Selling Stockholder Questionnaire in the form attached hereto as Exhibit C), the Company shall promptly incorporate in a prospectus supplement or post-effective amendment to any Registration Statement such information regarding such Purchaser required to be included therein.

5.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

(h) For not more than [***] or for a total of not more than [***], the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”) provided that the Company shall promptly (a) notify each Purchaser in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of each Purchaser) disclose to Purchasers any material nonpublic information giving rise to an Allowed Delay, (b) advise Purchaser in writing to cease all sales under such Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(i) Notwithstanding the foregoing, the Purchasers agree that the aggregate sales of shares of Common Stock on any trading day by Purchasers shall not exceed [***] (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

5. Company Representations, Warranties and Covenants. In connection with the purchase and sale of the Stock, the Company represents, warrants and covenants to Purchasers, as of the date hereof, the following:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in each jurisdiction where it conducts business and has all necessary corporate power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

(b) The Company has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions, including without limitation, the reservation for issuance and the issuance of the Stock issuable under this Agreement, have been duly authorized by the Company’s Board of Directors or duly authorized committee thereof. All action on the Company’s part required for the lawful execution and delivery of this Agreement has been taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

6.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

(c) The execution, delivery and performance of this Agreement and the sale of the Stock by the Company do not (i) violate any federal, state or local law, statute, ordinance, rule, regulation or published guidelines promulgated by, or any order, decree or judgement issued by, any governmental or regulatory authority to which the Company or any of the assets owned or used by the Company is subject, (ii) violate or conflict with any of the provisions of the Company’s organizational documents or any resolution adopted by the Company’s Board of Directors (or any committee thereof) or stockholders, or (iii) conflict with any material agreement or other instrument or arrangement to which the Company is subject. No consent, order, authorization, approval, declaration or filing, including with or to any governmental or regulatory authority, is required on the part of the Company for or in connection with the execution, delivery or performance of this Agreement, other than (i) the filing of a Current Report on Form 8-K pursuant to Items 1.01 and/or 3.02 thereof and a Notice of Sale of Securities on Form D with the SEC, and (ii) such consents, orders, authorizations, approvals, declarations or filings as have been already been made or obtained.

(d) There are no pending actions, suits, proceedings, arbitrations, writs, judgments, decrees, injunctions or similar orders of any governmental or regulatory authority (in each case whether preliminary or final), hearings, assessments with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before any governmental or regulatory authority (collectively, “Actions”), and, to the knowledge of the Company, no natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business association, trust, union, association or other governmental or regulatory authority has threatened to commence any Action, in each case that challenges, or has the effect of preventing, making illegal or otherwise materially interfering with, the issuance of the Stock to Purchasers as contemplated by this Agreement.

(e) The Company has not retained any broker in connection with the issuance of the Stock to Purchasers contemplated by this Agreement. Each Purchaser has no, and will have no, obligation to pay any brokers’, finders’, investment bankers’, financial advisors’ or similar fees in connection with the issuance of the Stock to a Purchaser pursuant to this Agreement by reason of any action taken by or on behalf of the Company.

(f) The Stock has been duly authorized and will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and non-assessable, free and clear of all liens, charges, claims, security interests, encumbrances, pre-emptive rights, rights of first refusal or similar restrictions. Assuming the accuracy of the representations and warranties of Purchasers in this Agreement, the Stock will be issued in compliance with all applicable federal and state securities laws.

(g) The authorized capitalization of the Company consists of 5,000,000 shares of Preferred Stock, par value $0.001, of which no shares are issued and outstanding, and 100,000,000 shares of Common Stock, par value $0.001, of which 46,417,700 shares were issued and outstanding as of August 2, 2019. As of June 30, 2019, 4,932,869 shares of Common Stock were reserved for future issuance pursuant to the Company’s equity incentive plans, of which 86,313 shares remained available for future option grants or stock awards, and no shares are issuable and reserved for issuance pursuant to securities (other than stock options or equity based awards issued pursuant to the Company’s stock incentive plans) exercisable or exchangeable for,

7.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

or convertible into, shares of Common Stock. There are no outstanding debt securities of the Company. The Company has not issued any capital stock since the date it filed its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 (the “Most Recent 10-Q”), other than in connection with the exercise of options or the vesting of restricted stock awards, restricted stock units or similar securities, in each case to the extent disclosed in the footnotes to the financial statements included in the Most Recent 10-Q or awarded in the ordinary course of business since June 30, 2019. Other than the options, restricted stock awards, restricted stock units or similar securities to the extent disclosed in the footnotes to the financial statements included in the Most Recent 10-Q or awarded in the ordinary course of business since June 30, 2019, the Company has no outstanding options, restricted stock awards, restricted stock units or other rights to subscribe for, or securities convertible into or exchangeable for, shares of Common Stock (or securities convertible into or exchangeable therefor). Except for the Fourth Amended and Restated Investors’ Rights Agreement, the Company is not a party to any stockholders or stock voting agreement with any other person. Each of the Investors and each Key Holder (as such terms are defined in such Fourth Amended and Restated Investors’ Rights Agreement) has waived all rights as they relate to this Agreement, including without limitation any right to “piggy-back” any of their securities of the Company under such Fourth Amended and Restated Investors’ Rights Agreement or otherwise participate in any manner in any Registration Statement hereunder (including the registration and resale of both the Upfront Stock and the Buyout Stock hereunder).

(h) Since January 1, 2018, the Company has filed all reports, schedules, forms, statements and other documents required to have been filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments.

8.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

(j) Except as specifically disclosed in the SEC Reports filed prior to the date hereof, (i) since the date of the Most Recent 10-Q, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (as defined below), and (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with the Company’s past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC.

(k) The Company will use commercially reasonable efforts to cause each Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement, as amended from time to time, have been sold by Purchasers and (ii) the date on which all Shares cease to be Registrable Securities (the “Effectiveness Period”).

(l) The Company will prepare and file with the SEC such amendments, including post-effective amendments, and supplements to each Registration Statement and each related prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby. Without limiting the generality of the foregoing, should the Company file a post-effective amendment to a Registration Statement, the Company will use its commercially reasonable efforts to have such filing become effective within [***] following the date of filing.

(m) The Company will use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest practical moment.

(n) The Company will use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed.

(o) The Company will promptly notify each Purchaser, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that such notice shall not, without the prior written consent of each Purchaser, disclose to any Purchaser any material nonpublic information regarding the Company), and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

9.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

(p) The Company will otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform each Purchaser in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, any Purchaser is required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 5(p), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

(q) The Company shall at all times provide a transfer agent and registrar with respect to the Common Stock.

(r) The Company is, as of the date of this Agreement, and will be, as of the date of the filing of the Registration Statement required pursuant to Section 4(a)(i) of this Agreement, a “well-known seasoned issuer” as such term is defined under Rule 405 of the Securities Act.

For purposes of this Agreement, the term “Material Adverse Effect” means any change, event or occurrence that, individually or in the aggregate, has had or is reasonably likely to have (i) a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company or (ii) a material adverse effect on the Company’s ability to timely perform its obligations under, or timely consummate any of the transactions contemplated by, this Agreement or the License Agreement, except to the extent that any such change, event or occurrence results from or arises out of changes occurring after the filing date of the Most Recent 10-Q in general legal, regulatory, political, economic or business conditions or changes in GAAP or interpretations thereof occurring after such date that, in each case, generally affect the biotechnology or biopharmaceutical industries and have not had or would not be reasonably likely to have a disproportionate effect on the Company compared to other participants in the biotechnology or biopharmaceutical industries.

6. Investment Representations. In connection with the purchase and sale of the Stock, each Purchaser severally (and not jointly) represents and warrants to the Company, as of the date hereof, the following:

(a) Purchaser has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. Upon its execution and delivery, this

10.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Purchaser understands that the Stock has not been registered under the Securities Act. Purchaser also understands that the Stock is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement. Purchaser hereby represents and warrants, as of the date hereof, as follows:

(i) Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Stock is registered for resale pursuant to the Securities Act, or an exemption from registration is available. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Stock under the circumstances, in the amounts or at the times Purchaser might propose. Purchaser acknowledges that Purchaser has no need for liquidity in connection with Purchaser’s purchase hereunder.

(ii) Purchaser is acquiring the Stock for its own account for investment only, and not with a view towards the Stock’s distribution within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

(iii) Purchaser represents that by reason of its business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Purchaser recognizes that purchase of the Stock involves a substantial degree of risk and may result in the total loss of investment. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(iv) Purchaser represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(v) Purchaser has received and read materials that describe the Company’s presently proposed business and products and the markets therefore and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.

11.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

(vi) Purchaser acknowledges and agrees that at the time of issuance hereunder the Stock constitutes “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(vii) Neither Purchaser nor any of its Rule 506(d) Related Parties is subject to a “bad actor” disqualifying event described in Rule 506)(d)(1)(i)-(viii) of the Securities Act. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

(c) Purchaser shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request.

(d) Purchaser agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay or the happening of an event pursuant to Section 5(o) hereof, Purchaser will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities, until Purchaser is advised by the Company that such dispositions may again be made.

(e) Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement.

(f) Pursuant to a reorganization contemplated to occur on or about the date hereof, EBP is contemplated to become as of the date of such reorganization the sole stockholder of Enteris. To the extent that EBP acquires Upfront Stock pursuant to Section 1(a) hereof, it will be pursuant to an in-kind distribution of the right to receive such Upfront Stock by Enteris to EBP for no additional consideration in connection with such reorganization.

7. Reports Under Exchange Act. The Company shall (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof, (b) use commercially reasonable efforts to file in a timely manner all SEC Reports required to be filed by it, and (c) furnish to each Purchaser, so long as such Purchaser holds any Common Stock, upon such Purchaser’s request (as applicable) (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and (ii) such other information as may be reasonably requested in availing such Purchaser of any rule or regulation of the SEC that permits the selling of any Company securities without registration.

12.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

8. Indemnification.

(a) To the fullest extent permitted by law, the Company will indemnify, hold harmless and defend each Purchaser, and their respective officers, directors, partners, members, employees, stockholders, investment advisers and agents, and each other person, if any, who controls a Purchaser (as the case may be) within the meaning of the Securities Act, against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs and expenses (including reasonable attorneys’ fees) joint and several or several, to which it may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are caused by, based upon or relating to (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any prospectus, or any amendment or supplement thereof or (ii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act or Exchange Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, and will reimburse each Purchaser, and each such officer, director, partner, member, employee, investment adviser, agent and each such controlling person for any legal or other documented, out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided that the Company will not be liable in any such case (with respect to the applicable Purchaser only) if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Purchaser or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, (ii) the use by such Purchaser of an outdated or defective Prospectus after the Company has notified all Purchasers in writing that such Prospectus is outdated or defective; (iii) such Purchaser’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities.

(b) Each Purchaser agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or any Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. Except to the extent that any such losses, claims, damages, liabilities or expenses are finally judicially determined to have resulted from such Purchaser’s fraud or willful misconduct, in no event shall the liability of such Purchaser be greater in amount

13.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

than the dollar amount of the proceeds (net of all expense paid by such Purchaser in connection with any claim relating to this Section 8 and the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by such Purchaser upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation.

(c) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which shall not be unreasonably withheld or conditioned, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. Except to the extent that any such losses, claims, damages or liabilities are finally judicially determined to have resulted from a holder of Registrable Securities’ fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, in no event shall the contribution obligation of such holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 8 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

14.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

(e) The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or indemnified damages are incurred. Any person receiving a payment pursuant to this Section 8, which person is later determined to not be entitled to such payment shall return such payment (including reimbursement of expenses) to the person making it.

(f) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the indemnified party or indemnified person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

9. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, inure to the benefit of, and be binding upon, each Purchaser’s successors and assigns. Subject to compliance with all securities laws and regulations, it is agreed that each Purchaser may transfer its Stock to its affiliates, provided that, in connection with such transfer such Purchaser must assign this Agreement to such affiliate, and such affiliate must agree in a writing provided to the Company that such affiliate accepts such assignment and is bound by the obligations of this Agreement as a Purchaser.

10. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Parties agree that any action brought by either Party to interpret or enforce any provision of this Agreement shall be brought in, and each Party hereby submits to the jurisdiction and venue of, the New York State Supreme Court or the federal district court, in each case sitting in the Borough of Manhattan, and each of the Parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom).

11. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION WILL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

15.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

12. Notices. Any notice or other documents to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered post, courier, facsimile or other electronic media to a Party or delivered in person to a Party at the address or facsimile number set out below for such Party or such other address as the Party may from time to time designate by written notice to the other(s). Any such notice or other document shall be deemed to have been received by the addressee seven (7) working days following the date of dispatch of the notice or other document by post or, where the notice or other document is sent by hand or is given by facsimile or other electronic media or transmission, simultaneously with the transmission or delivery.

If to Enteris:

Enteris Biopharma, Inc., 83 Fulton St., Boonton, NJ 07005, USA

[***]

If to EBP:

c/o Enteris Biopharma, Inc., 83 Fulton St., Boonton, NJ 07005, USA

[***]

If to Cara:

Cara Therapeutics, Inc.

4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, CT 06902

[*** ]

With a copy to:

Cara Therapeutics, Inc.

4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, CT 06902

[*** ]

13. Further Execution. The Parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance and resale (without restriction) of the securities that are the subject of this Agreement.

14. Limitations on Liability. THE COMPANY WILL NOT BE LIABLE TO PURCHASERS OR ANY AFFILIATE OF A PURCHASER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

15. Entire Agreement; Amendment. This Agreement, together with the License Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the Parties hereto.

16.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

16. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

17.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties hereto have executed this Common Stock Purchase Agreement as of the day and year first above written.

CARA THERAPEUTICS, INC.

By:	/s/ Derek Chalmers

Name:	Derek Chalmers
Title:	CEO

PURCHASERS:

ENTERIS BIOPHARMA, INC.

By:	/s/ Brian Zietsman

Name:	Brian Zietsman
Title:	President & CFO

EBP HOLDCO LLC

By:	/s/ Scott Zemnick

Name:	Scott Zemnick
Title:	Authorized Signatory

[Signature Page to Cara Therapeutics Stock Purchase Agreement]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

EXHIBIT A

FORM OF LOCKUP AGREEMENT

CARA THERAPEUTICS, INC.

4 Stamford Plaza

107 Elm Street, 9th Floor

Stamford, CT 06902

J.P. MORGAN SECURITIES LLC

JEFFERIES LLC

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

and

c/o	Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

The undersigned refers to the Underwriting Agreement (the “Underwriting Agreement”) dated July 24, 2019 among Cara Therapeutics, Inc., a Delaware corporation (the “Company”), and the several underwriters named therein (the “Underwriters”), for whom J.P. Morgan Securities LLC (“JPM”) and Jefferies LLC (“Jefferies,” and together with JPM, the “Representatives”) are acting as representatives in connection with the public offering (the “Offering”) of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to a Registration Statement on Form S-3, as amended or supplemented. Pursuant to Section 5(j) of the Underwriting Agreement, the undersigned hereby agrees that from the date hereof and until 45 days after the date of the final prospectus supplement used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement (such period being referred to herein as the “Lock-Up Period”), the undersigned will not (and will cause any spouse, domestic partner or immediate family member of the spouse, domestic partner or the undersigned living in the undersigned’s household, any partnership, corporation, limited liability company or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse, domestic partner or immediate family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of each of the Representatives, which consent may be withheld in the Representatives’ sole discretion. For purposes of this Agreement, “immediate family member” shall mean any relation by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding the foregoing, (a) the undersigned may transfer securities of the Company (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein (and, to the extent any interest in the Company’s securities is retained by the undersigned, or such spouse domestic partner or family member, such securities shall remain subject to the restrictions contained in this Agreement), (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) by will or intestate succession upon the death of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, (iv) if the undersigned is a corporation, limited liability company, partnership, trust, or other business entity, such entity may transfer Common Stock as part of a distribution, transfer or distribution by the undersigned to its stockholders, members, partners, beneficiaries or other equity holders, provided that in any transfer contemplated in this clause (a)(iv), it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such securities subject to the provisions of this Agreement and there shall be no further transfer of such securities except in accordance with this Agreement, and provided further that any such transfer or distribution shall not involve a disposition for value, (v) to the Company in connection with the “cashless” exercise of options to purchase shares of Common Stock pursuant to employee benefit plans existing as of the date hereof and disclosed in the final prospectus supplement relating to the Offering, provided that the restrictions on transfer set forth in this Agreement shall apply to shares of Common Stock issued upon such exercise or conversion, (vi) to the Company in connection with the “net exercise” of warrants held by the undersigned, provided that the restrictions on transfer set forth in this Agreement shall apply to shares of Common Stock issued upon such exercise or conversion, (vii) to the Company to satisfy tax withholding obligations in connection with the vesting or exercise of equity incentive awards under the Company’s employee benefits plans disclosed in the final prospectus supplement relating to the Offering, (viii) to the Company in connection with the repurchase of shares of Common Stock issued pursuant to employee benefit plans disclosed in the final prospectus supplement relating to the Offering, (ix) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Common Stock shall remain subject to the restrictions contained in this Agreement, or (x) pursuant to

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

operation of law, including pursuant to a domestic order or negotiated divorce settlement, provided that it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares securities subject to the provisions of this Agreement and there shall be no further transfer of such securities except in accordance with this Agreement, (b) the undersigned may exercise any (i) option to purchase Common Stock of the Company granted under any equity incentive plan or stock purchase plan of the Company existing as of the date hereof and disclosed in the final prospectus supplement relating to the Offering or (ii) warrant to purchase securities of the Company disclosed in the final prospectus supplement relating to the Offering; provided in either case, that the underlying shares received upon exercise of such option or warrant shall continue to be subject to the restrictions on transfer set forth in this Agreement, and (c) the undersigned may (i) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act (a “10b5-1 Trading Plan”) relating to the sale of securities of the Company, provided that the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period and that the entry into such plan is not publicly disclosed, including in any filing under the Exchange Act, during the Lock-Up Period or (ii) effect transactions pursuant to a 10b5-1 Trading Plan in existence on the date hereof, provided that such 10b5-1 Trading Plan shall not be amended during the Lock-Up Period and that if any such transaction is reported in any public report or filing under Section 16(a) of the Exchange Act during the Lock-up Period, such report or filing shall include a note that the transaction was pursuant to such a trading plan. In addition, with respect to clauses (a)(i) through (iv) above, it shall be a condition to such transfer that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 45 days after the Public Offering Date, without the prior written consent of each of the Representatives (which consent may be withheld in their sole discretion), except with respect to the Company’s commitment to register the resale of shares of Common Stock on behalf of the undersigned following the date 45 days after the Public Offering Date: (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned.

[Signature page follows]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules.

Very truly yours,

ENTERIS BIOPHARMA, INC.

By:

Name:

Title:

EBP HOLDCO LLC

By:

Name:

Title:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

EXHIBIT B

PLAN OF DISTRIBUTION

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

EXHIBIT C

SELLING STOCKHOLDER QUESTIONNAIRE

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.